FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is executed and effective on September 20, 2017, by and among QEP Energy Company, a Texas corporation (“Seller”), Pinedale Energy Partners, LLC, a Delaware limited liability company (“Buyer”), and Pinedale Energy Partners Operating, LLC, a Delaware limited liability company (“PEPO”). Seller, Buyer and PEPO are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals:

A.	Seller and Buyer entered into that certain Purchase and Sale Agreement on July 24, 2017 (the “Purchase Agreement”).

B.
Pursuant to that certain Assignment of Rights and Assumption of Obligations (the “Assignment Agreement”) dated of even date herewith between Buyer and PEPO, and as permitted by Section 15.3 of the Purchase Agreement, Buyer has assigned to PEPO, and PEPO has accepted and assumed from Buyer, certain rights and obligations of Buyer under the Purchase Agreement, upon the terms and conditions therein set forth.

C.	The Parties desire to make certain modifications to the Purchase Agreement as provided further herein.

Agreements:
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions and Interpretation. All capitalized terms used herein, unless otherwise expressly defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

2.Replacement of Exhibit A. Exhibit A attached hereto hereby replaces Exhibit A attached to the Purchase Agreement in its entirety and shall replace the Exhibit A originally attached to the Purchase Agreement. All references to Exhibit A in the Purchase Agreement shall be deemed a reference to Exhibit A attached hereto.

3.Replacement of Exhibit D-2. Exhibit D-2 attached hereto replaces Exhibit D-2 attached to the Purchase Agreement in its entirety and shall replace the Exhibit D-2 originally attached to the Purchase Agreement. All references to Exhibit D-2 in the Purchase Agreement shall be deemed a reference to Exhibit D-2 attached hereto.

4.Replacement of Exhibit F. Exhibit F attached hereto hereby replaces Exhibit F attached to the Purchase Agreement in its entirety and shall replace the Exhibit F originally attached to the Purchase Agreement. All references to Exhibit F in the Purchase Agreement shall be deemed a reference to Exhibit F attached hereto.

5.Amendment to Exhibit G. The Parties hereby agree and acknowledge that, in accordance with the Assignment Agreement and as permitted by Section 15.3 of the Purchase Agreement, PEPO shall be the Grantee under the Deed.

6.Amendment to Section 3.3(a)(i). Section 3.3(a)(i) of the Purchase Agreement is hereby revised by deleting the reference to “$701,322.00” therein and inserting in lieu thereof “683,322.00”.

7.Replacement of Schedule 3.3(a)(i). Schedule 3.3(a)(i) attached hereto replaces Schedule 3.3(a)(i) attached to the Purchase Agreement in its entirety and shall replace the Schedule 3.3(a)(i) originally attached to the Purchase Agreement. All references to Schedule 3.3(a)(i) in the Purchase Agreement shall be deemed a reference to Schedule 3.3(a)(i) attached hereto.

8.Amendment to Schedule 4.4. Part B of Schedule 4.4 to the Purchase Agreement is hereby amended by (a) deleting “12/31/2035” in the row containing QEP File Number WY 11079000 and inserting in lieu thereof “5/28/2022”, and (b) adding the following items:

QEP File Number	Name	Granting Authority	Original Grantee	Eff. Date	Exp. Date	Purpose	Legal Description
WY11238000	ST WY TUP 1949	State of Wyoming, Board of Land Commissioners	Questar Exploration and Production Company	6/1/2009	6/1/2017	Stockpile site for equipment and supplies for oil and gas operations	T32N-R109W Sec. 16: SE4SE4
WY11097000	Surface Use and Surface Impact Agreement	Gros Ventre Investment Company	Questar Exploration and Production Company	7/15/2009	cessation of production	Surface use	T32N-R109 Sec. 16: All

9.Amendment to Schedule 4.12. Schedule 4.12 attached hereto hereby replaces the Imbalances (Wells) Part of Schedule 4.12 attached to the Purchase Agreement in its entirety and shall replace the Imbalances (Wells) Part of Schedule 4.12 originally attached to the Purchase Agreement.

10.Amendment of Section 5.8. The Parties hereby agree and acknowledge that Section 5.8 of the Purchase Agreement is deleted in its entirety and replaced with the following:
5.8     Regulatory. Buyer and Pinedale Energy Partners Operating, LLC, a Delaware limited liability company and a member of the ORNR Group (“PEPO”), as applicable, are or will be at Closing qualified per applicable Law to own and assume operatorship of the Assets in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer or PEPO to be disqualified as such an owner or operator. To the extent required by any applicable Laws, as of Closing, Buyer and/or PEPO shall maintain lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of the Assets and as of Closing shall file any and all required reports necessary for such ownership and/or operation with all Governmental Authorities having jurisdiction over such ownership and/or operation.

11.Amendment of Section 6.2. The Parties hereby agree and acknowledge that Section 6.2 of the Purchase Agreement is deleted in its entirety and replaced with the following:
6.2     Successor Operator. While Buyer acknowledges that it desires to have PEPO succeed Seller (or its Affiliate) as operator of those Assets or portions thereof that Seller (or its Affiliate) may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that PEPO shall become successor operator of such Assets since the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that, as to the Assets it (or its Affiliate) operates, it shall use its commercially reasonable efforts to support PEPO’s efforts to become successor operator of such Assets (to the extent permitted under any applicable joint operating agreement or other applicable agreement) effective as of Closing (at Buyer’s sole cost and expense) and to designate and/or appoint, to the extent legally possible and permitted under, and subject to any Third Party’s right to resume operatorship under, any applicable joint operating agreement or other applicable agreement, PEPO as successor operator of such Assets effective as of Closing.
12.Amendment to Section 6.3(a). The Parties hereby agree and acknowledge that the language “Buyer shall obtain, or cause to be obtained in the name of Buyer,” in Section 6.3(a) of the Purchase Agreement is deleted and replaced with the following:

“Buyer shall obtain, or cause to be obtained in the name of Buyer and/or PEPO,”

13.Amendment to Section 8.5. The Parties hereby agree and acknowledge that the language “Buyer shall have obtained, in the name of Buyer,” in Section 8.5 of the Purchase Agreement is deleted and replaced with the following:

“Buyer shall have obtained, in the name of Buyer and/or PEPO,”

14.Amendment to Section 9.3(j). The Parties hereby agree and acknowledge that that the language “Seller and Buyer shall deliver federal and state change of operator forms designating Buyer as the operator” in Section 9.3(j) of the Purchase Agreement is deleted and replaced with the following:

“Seller and Buyer shall deliver federal and state change of operator forms designating PEPO as the operator”

15.Amendment to Schedule 6.8. The Parties hereby agree and acknowledge that the following row shall be added to Schedule 6.8 to the Purchase Agreement.

Title	Number	Office Location
Manager, Operations	1	Pinedale, Wyoming

16.Consideration. Each of the Parties acknowledges and agrees that it has received good, valuable and adequate consideration, and shall receive substantial benefit from, the execution and delivery of this First Amendment.

17.Purchase Agreement in Full Force and Effect. Except to the extent expressly set forth in this First Amendment, the Parties agree that the Purchase Agreement shall remain in full force and effect in accordance with its terms following the execution of this First Amendment. Except as expressly provided herein, in the Purchase Agreement or in the Assignment Agreement, this First Amendment shall not release, waive or excuse, and each Party shall remain responsible and liable for, such Party’s respective rights and obligations (or breach thereof) under the Purchase Agreement, as amended by this First Amendment, arising prior to, on or after the date hereof.

18.Entire Agreement. All references to the Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

19.Governing Law. This First Amendment and any claim, controversy or dispute arising under or related to this First Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

20.Counterparts. This First Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

21.Exhibits. All of the Exhibits referred to in this First Amendment are hereby incorporated in this First Amendment by reference and constitute a part of this First Amendment.

22.Severability. If any term or other provision of this First Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this First Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this First Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first written above.

SELLER:
QEP ENERGY COMPANY
a Texas Corporation

By:	/s/ Michael C. Puchalski
Name:	Michael C. Puchalski
Title:	Vice President of Business Development

BUYER:
Pinedale Energy Partners, LLC

By:	/s/ J. Chris Jacobsen
Name:	J. Chris Jacobsen
Title:	President and Chief Executive Officer

PEPO:
Pinedale Energy Partners Operating, LLC
a Delaware limited liability company

By:	/s/ J. Chris Jacobsen
Name:	J. Chris Jacobsen
Title:	President and Chief Executive Officer